                                                                  EXHIBIT 99 (A)



                  BANKBOSTON REPORTS FOURTH QUARTER NET INCOME
                       OF $207 MILLION OR $.70 PER SHARE
                     COMMON DIVIDEND RAISED 10% TO 32 CENTS
              BRAZILIAN OPERATIONS REPORT RECORD EARNINGS IN 1998

     BOSTON, January 21, 1999 -- BankBoston Corporation (NYSE: BKB) reported today fourth quarter net income of $207 million, or $.70 per common share on a diluted basis. This compares with $195 million, or $.66 per share, in the third quarter of 1998 (excluding acquisition-related and business realignment costs) and $235 million, or $.78 per share, in the fourth quarter of 1997.

     Net income for the full year of 1998, excluding the third quarter acquisition-related and business realignment costs referred to above, was $882 million, or $2.94 per share, compared with net income for the full year of 1997 of $879 million, or $2.82 per share. Actual net income for the full year of 1998 was $792 million, or $2.64 per share.

     Highlights were as follows (where applicable, amounts shown for the third and fourth quarters of 1998 are before business sale gains, asset writedowns, and acquisition-related/business realignment costs):

  . Revenues, on a fully taxable equivalent basis, were $1,202 million in the current quarter, compared with $1,035 million in the prior quarter and $1,039 million in the fourth quarter of 1997;

  . The Corporation acquired Robertson Stephens on August 31, 1998. Excluding bonus payments due to employees under the acquisition agreement, Robertson Stephens' pre-tax income for the fourth quarter was approximately $10 million compared with an essentially break-even result for the third quarter. This improvement was achieved on the strength of improved revenue, which rose from approximately $20 million in September to nearly $100 million in the fourth quarter. The revenue growth came from higher levels of brokerage, advisory and underwriting fees, as well as trading account profits;

  . During 1998, the Corporation's Brazilian operations reported record earnings which resulted in an over 30% increase in net income from 1997 to approximately $100 million. The Argentine operations likewise achieved record earnings of approximately $70 million, a growth of nearly 15%. These improvements were achieved on the strength of increased fee-based income and wider spreads which more than offset the higher costs related to significant de novo expansion of approximately 35 branches in Brazil and approximately 65 branches in Argentina;

  . Expenses (excluding acquisition-related and business realignment costs) were $807 million in the current quarter, compared with $661 million in the prior quarter and $600 million in the fourth quarter of 1997. The increase was driven by a full quarter's inclusion of Robertson Stephens, higher levels of revenue, and investment spending in key businesses, such as Latin American de novo branch expansion;

  . Return on average common equity was 17.21% in the fourth quarter, compared with 16.29% in the prior quarter and 21.74% in the fourth quarter of 1997. Return on average assets was 1.09% in the fourth quarter, compared with 1.07% in the prior quarter and 1.37% in the fourth quarter of 1997;

  . During the quarter, the Corporation recognized $89 million of gains from completing the previously announced sales of its domestic institutional custody business and Berkshire branch network;

  . Provision for credit losses grew $60 million from the third quarter, bringing the fourth quarter provision to $120 million, compared with $40 million in the fourth quarter of 1997. Net credit losses were $113 million in the current quarter, $59 million in the third quarter and $60 million in the fourth quarter of 1997. The reserve for credit losses was 1.76% of outstanding loans and leases at December 31, 1998, compared with 1.62% at September 30, 1998 and December 31, 1997. Nonaccrual loans and OREO totaled $402 million at December 31, 1998, $395 million at September 30, 1998 and $356 million at December 31, 1997;

  . During the quarter, the Corporation recorded $31 million of charges related to the writedown of securities held in the available for sale portfolio, the write-off of software in connection with converting to a new trust system, and branch closings.

Noninterest income

The components of noninterest income are as follows:

    Third                                              Fourth Quarter                  Twelve Months
  Quarter                                             ----------------               ------------------
     1998     (in millions)                            1998      1997     Change      1998        1997     Change
---------                                             ------    ------    -------    ------      ------    ------
    $ 223     Financial service fees                   $ 295     $ 196     $   99    $  877      $  663    $  214
       54     Net equity and mezzanine profits            42        68        (26)      233         221        12
       33     Mutual fund fees                            37        30          7       132         111        21
       40     Personal trust fees                         40        38          2       162         145        17
        9     Other trust and agency fees                  5         7         (2)       32          27         5
      (52)    Trading profits and commissions             19        (9)        28        (3)         58       (61)
       35     Net foreign exchange trading profits        32        31          1       127          88        39
       17     Securities gains, net                      (12)       27        (39)       41          80       (39)
       46     Other income                                54        20         34       197         102        95
        0     Gains on sales of businesses                89         0         89       254          68       186
      (20)    Writedown of Korean equity investment        0         0          0       (20)          0       (20)
    -----                                              -----     -----     ------    ------      ------    ------
    $ 385     Total                                    $ 601     $ 408     $  193    $2,032      $1,563    $  469
    =====                                              =====     =====     ======    ======      ======    ======

  .   Changes in financial service fees are detailed below.

  . Equity and mezzanine profits declined in the quarterly comparisons due to a lower level of sales activity, while revenue for full year 1998 exceeded 1997 by 5%. At December 31, 1998, the Private Equity portfolio had a carrying value of $1.3 billion compared with approximately $965 million at December 31, 1997.

  . Mutual fund fees improved in all comparisons, primarily driven by higher fees from Argentina and Brazil. The Corporation is among the top mutual fund providers in each of these countries with a combined level of assets under management of $7.6 billion at December 31, 1998, compared with $6.1 billion at December 31, 1997.

  . Personal trust fees grew from prior year periods mainly due to an increase in assets under management.

  . The decline in other trust and agency fees from the third quarter reflects the fourth quarter sale of the Corporation's domestic institutional custody business.

  . The improvement in trading account profits and commissions from the third quarter mainly reflects a $56 million decline in losses from the Boston-based emerging markets and high yield trading units, coupled with $11 million of trading profits recorded by Robertson Stephens in the fourth quarter (compared with a slight loss in the third quarter). The profits from Robertson Stephens also had a favorable impact on both prior year comparisons. The improvement from the fourth quarter of 1997 was also due to lower losses from the Boston-based emerging markets trading unit and higher profits from Argentina and the Boston-based derivatives trading unit, partially offset by higher losses from the high yield trading unit. The decline in the full year comparison was mainly due to losses from the Boston-based emerging markets and high yield trading units stemming from the severe volatility that was present in the world financial markets during much of 1998, partially offset by higher profits from Argentina, Brazil and the derivatives trading unit.

  . Foreign exchange profits were up sharply in the full year comparison as the Corporation benefited from higher customer demand for products arising out of volatile market conditions.

  . Included in securities gains for the fourth quarter of 1998 is the recognition of $22 million of impairment related to certain available for sale securities held in the Corporation's Boston-based emerging markets portfolio. In addition, the drop in securities gains in all comparisons also relates to Argentina, partially offset by higher gains from domestic securities. Lower gains from sales of emerging markets securities also affected both prior year comparisons.

  . The increase in other income from the third quarter is due, in part, to higher earnings from equity subsidiaries. The comparisons of other income with prior year periods were affected by earnings in 1998 from an investment in bank owned life insurance policies, which was largely offset by the funding cost for the investment that is included in net interest revenue, and a higher level of loan sale gains in 1998. The full year comparison was also affected by an $11 million charge in 1997 related to interest rate futures contracts that had been used to hedge the funding of Fidelity Acceptance Corporation.

  . During the fourth quarter, the Corporation recorded a $51 million gain in connection with the sale of its Berkshire branch network in western Massachusetts and recorded a $38 million gain in connection with the completion of the sale of its domestic institutional custody business. The Corporation's Latin American custody business was not affected by this sale.

     The components of financial service fees are as follows:

    Third                                            Fourth Quarter                  Twelve Months
  Quarter                                            --------------                  -------------
     1998    (in millions)                            1998      1997     Change      1998      1997     Change
---------                                            ------    ------    -------    ------    ------    ------
    $  78    Deposit and ATM-related fees            $   87    $   70    $    17    $  312    $  259    $   53
       21    Letters of credit and acceptance fees       19        20         (1)       77        73         4
       11    Other loan-related fees                     12        10          2        45        39         6
       18    Credit card fees                            24        11         13        64        36        28
       17    Syndication and agent fees                  17        35        (18)       68        95       (27)
       16    Advisory fees                               38        12         26        70        28        42
       13    Brokerage fees                              43         2         41        62        11        51
       15    Underwriting fees                           16         8          8        47        18        29
       34    Other                                       39        28         11       132       104        28
    -----                                            ------    ------     ------    ------    ------    ------
    $ 223    Total                                   $  295    $  196     $   99    $  877    $  663    $  214
    =====                                            ======    ======     ======    ======    ======    ======

  . The level of financial service fees has been affected by the August 31, 1998 acquisition of Robertson Stephens. Total financial service fees from Robertson Stephens were in excess of $80 million in the fourth quarter compared with approximately $20 million in the third quarter.

  . Deposit and ATM-related fees increased in all comparisons due, in part, to higher fees from Argentine operations and an increase in domestic electronic banking fees. The increases from Argentina in the prior year comparisons included growth from the acquisition of Deutsche Bank Argentina.

  . The improvement in credit card fees in all comparisons is attributable to increased fee income from Argentina, Brazil and Uruguay. The latter was affected by the acquisition of OCA (a Uruguayan consumer finance company) during 1998.

  . Syndication and agent fees declined in the prior year comparisons due to a lower level of activity.

  . The growth in advisory fees, as well as brokerage fees, in all comparisons is mainly due to the acquisition of Robertson Stephens on August 31, 1998.

  . Compared with the third quarter, underwriting fees increased slightly as fees from Robertson Stephens were mostly offset by a decline from the domestic high yield unit. The acquisition of Robertson Stephens was the major factor behind the growth in the fourth quarter comparison, while the full year increase was due to a combination of Robertson Stephens and a higher level of fees from the domestic high yield unit.

  . Other financial service fees improved in all prior period comparisons mainly due to a higher level of fees from Argentina and Brazil.

Net interest revenue

     Net interest revenue, on a fully taxable equivalent basis, was $668 million for the fourth quarter of 1998, compared with $630 million in the prior quarter and $631 million in the fourth quarter of 1997. Net interest margin was 4.13% for the fourth quarter of 1998, compared with 3.97% in the third quarter of 1998 and 4.20% in the fourth quarter of last year. For the full year of 1998, net interest revenue on a fully taxable equivalent basis was $2,550 million, compared with $2,453 million for the full year of 1997. Net interest margin was 4.09% in 1998 and 4.25% in 1997.

     The growth in net interest revenue and net interest margin from the prior quarter was mainly due to a $19 million increase in dividends from private equity investments and wider spreads from Argentina and Brazil. In addition, a $1 billion increase in average domestic loans and leases contributed to the improvement in net interest revenue.

     Compared with prior year periods, in 1998 net interest revenue increased while net interest margin declined. Net interest revenue was favorably affected by increases in average earning assets, which, excluding the effect of national consumer loans, were up approximately $5.8 billion in the quarterly and $6.6 billion in the full year comparison. Nearly two-thirds of the growth in average earning assets came from loans, mainly reflecting growth in the domestic commercial portfolio and in Argentina. The prior year comparisons of net interest revenue and margin were favorably affected by wider spreads in Brazil, while wider spreads in Argentina had a favorable impact in the comparison with the fourth quarter of 1997. Partially offsetting the improvements in net interest revenue and contributing to the decline in net interest margin were the Corporation's exit from its national consumer businesses and the impact of funding costs associated with an investment in bank owned life insurance policies. The latter was largely offset by the revenue from this investment that is included in noninterest income as discussed previously.

Noninterest expense

     The components of noninterest expense are as follows:

    Third                                            Fourth Quarter                  Twelve Months
  Quarter                                            --------------                  -------------
     1998    (in millions)                            1998      1997     Change      1998      1997     Change
---------                                            ------    ------    -------    ------    ------    ------
    $ 449    Employee costs                          $  459    $  339    $   120    $1,630    $1,279    $  351
       99    Occupancy & equipment                      109        90         19       398       350        48
       29    Professional fees                           36        23         13       111        61        50
       30    Advertising and public relations            25        34         (9)      109       107         2
       33    Communications                              38        29          9       132       112        20
       10    Goodwill amortization                       13         6          7        39        27        12
      136    Other                                      136        79         57       491       388       103
    -----                                            ------    ------    -------    ------    ------    ------
    $ 786    Total                                   $  816    $  600    $   216    $2,910    $2,324    $  586
    =====                                            ======    ======    =======    ======    ======    ======

     Below is an analysis of the changes in noninterest expense from the third quarter:

         Noninterest expense: third quarter 1998                          $ 786
         .  Absence of third quarter costs for the Robertson Stephens acquisition ($80 million) and nonrecurring charges for the regional banking operations in New England ($15 million),
            as well as the realignment of Asia and the emerging markets
            investment banking business units ($30 million)               (125)
         .  Robertson Stephens:
               Increase in core expenses (three months in Q4 vs.
            one month in Q3)                                                67
               Quarterly charge for bonus payments under the acquisition
            agreement plus increase in goodwill amortization                21
         .  Increase from Latin America including growth related to
            branch expansion programs and the acquisition of OCA            16
         .  Higher levels of incentive compensation (excluding Robertson
            Stephens and Latin America) which were due, in part, to the impact of a decline in revenues in the third quarter and
            higher levels of revenues in the fourth quarter                 14
         .  Increase from Risk Management and Technology, including costs associated with the Euro and Year 2000 projects as
            well as consulting fees                                         12
         .  Increase from regional consumer and domestic commercial
            businesses, including lending and Private Equity businesses     11
         .  Q4 charges associated with the write-off of software in connection with converting to a new trust system and
            branch closings                                                  9
         .  Other factors, net                                               5
                                                                         -----
Noninterest expense: fourth quarter 1998                                 $ 816


     Noninterest expense increased $216 million from the fourth quarter of 1997 and $586 million in the full year comparison. These increases were mainly related to the increase in core expenses from acquired companies (Robertson Stephens and OCA), investment spending in Latin America, including de novo expansion costs and the Deutsche Bank Argentina acquisition, and the ongoing
buildup of the Corporation's Corporate Banking businesses.   In addition,
charges incurred in the third quarter of 1998 for acquisition-related and business realignment costs referred to above and in the first quarter of 1998 related to the European, private banking, and regional consumer businesses contributed to the increase in the full year comparison. Partially offsetting these increases was the absence of expenses from the national consumer businesses and, in the case of the full year comparison, the absence of third quarter 1997 charges related to the regional consumer business for additional conversion costs for BayBanks, the closing of branches and changes to the Connecticut operations.

Credit Profile

Loan and Lease Portfolio

     The segments of the lending portfolio are as follows:

  (in millions)                                           12-31-98    9-30-98    6-30-98    3-31-98    12-31-97
                                                         ---------   --------   --------   --------   ---------
  United States Operations:
    Commercial, industrial and financial                 $  16,294   $ 18,218   $ 16,275   $ 15,887   $  15,268
    Commercial real estate:
      Construction                                             215        209        219        260         271
      Other commercial real estate                           3,871      4,089      3,876      3,736       4,211
    Consumer-related loans:
      Residential mortgages                                  2,035      2,111      2,229      2,551       2,570
      Home equity                                            2,294      2,672      2,871      2,802       2,823
      Credit card                                              404        393        412        503       1,756
      Other                                                  2,532      2,693      2,753      2,801       2,956
    Lease financing                                          1,801      1,607      1,609      2,017       1,938
    Unearned income                                           (275)      (231)      (232)      (303)       (302)
                                                         ---------   --------   --------   --------   ---------
                                                            29,171     31,761     30,012     30,254      31,491
                                                         ---------   --------   --------   --------   ---------
  International Operations:
    Commercial                                              10,356     10,636     10,218     10,682      10,159
    Consumer-related loans:
      Residential mortgages                                  1,251      1,383      1,318      1,302         947
      Credit card                                              362        339        248        226         182
      Other                                                  1,192      1,164      1,087        987         828
    Lease financing                                            725        652        519        517         452
    Unearned Income                                           (251)      (188)      (148)      (146)        (79)
                                                         ---------   --------   --------   --------   ---------
                                                            13,635     13,986     13,242     13,568      12,489
                                                         ---------   --------   --------   --------   ---------
  Total loans and lease financing                        $  42,806   $ 45,747   $ 43,254   $ 43,822   $  43,980
                                                         =========   ========   ========   ========   =========

      Loans and leases were $42.8 billion at December 31, 1998, compared with $45.7 billion at September 30, 1998. The domestic portfolio declined $2.6 billion due mainly to securitizations of commercial and industrial ($2.2 billion) and home equity ($0.5 billion) loans during the fourth quarter. In addition, continued runoff in the indirect auto portfolio also contributed to the decline. International loans declined by approximately $350 million mainly reflecting lower levels of Latin American loans.

Nonaccrual Loans and OREO

     Nonaccrual loans and OREO amounted to $402 million at December 31, 1998, compared with $395 million at September 30, 1998, and $356 million at December 31, 1997. Nonaccrual loans and OREO represented .9% of related assets at December 31, 1998 and September 30, 1998, compared with .8% at December 31, 1997.

     The components of consolidated nonaccrual loans and OREO are as follows:

  (in millions)                                    12-31-98   9-30-98   6-30-98   3-31-98   12-31-97
                                                  ---------  --------  --------  --------  ---------
  Domestic nonaccrual loans:
    Commercial, industrial and financial          $      86  $     71  $     63  $     43  $      59
    Commercial real estate:
      Construction                                        2         2         2         3          3
      Other commercial real estate                       19        30        33        41         40
    Consumer-related loans:
      Residential mortgages                              36        36        42        46         50
      Home equity                                        17        18        15        15         14
      Credit card                                         6         6         6         6         26
      Other                                              20        21        18        20         20
                                                  ---------  --------  --------  --------  ---------
                                                        186       184       179       174        212
                                                  ---------  --------  --------  --------  ---------
  International nonaccrual loans:
    Commercial                                           86       103       107        97         64
    Consumer-related loans:
      Residential mortgages                              50        39        36        34         28
      Credit card                                         6         7         6         4          4
      Other                                              47        33        26        18         12
                                                  ---------  --------  --------  --------  ---------
                                                        189       182       175       153        108
                                                  ---------  --------  --------  --------  ---------
      Total nonaccrual loans                            375       366       354       327        320
  OREO                                                   27        29        28        42         36
                                                  ---------  --------  --------  --------  ---------
      Total                                       $     402  $    395  $    382  $    369  $     356
                                                  =========  ========  ========  ========  =========

Provision and Reserve for Credit Losses

     The reserve for credit losses at December 31, 1998 was $754 million, or 1.76% of outstanding loans and leases, compared with $740 million, or 1.62% at September 30, 1998, and $712 million, or 1.62% at December 31, 1997. The reserve for credit losses was 201% of nonaccrual loans at December 31, 1998, compared with 202% at September 30, 1998 and 222% at December 31, 1997.

     The provision for credit losses was $120 million in the fourth quarter of 1998, compared with $60 million in the third quarter and $40 million in the fourth quarter of 1997. For the full year of 1998, the provision for credit losses was $380 million, compared with $200 million for the full year of 1997.

     Net credit losses were $113 million in the fourth quarter of 1998, compared with $59 million in the third quarter of 1998 and $60 million in the fourth quarter of 1997. Net credit losses as a percent of average loans and leases on an annualized basis were .98% in the fourth quarter of 1998, compared with .52% for the third quarter of 1998 and .55% for the fourth quarter of 1997. The increase in domestic commercial and industrial net credit losses from the third quarter is substantially due to the chargeoff of one large credit. In addition, the increase in international commercial net credit losses from the third quarter is mainly due to chargeoffs related to the Asian and Multinational business units. Total Asian nonaccrual loans at December 31, 1998 were $14 million.

     Net credit losses were as follows:

      Third                                           Fourth Quarter    Twelve Months
    Quarter    (in millions)                          --------------    ----------------
       1998                                           1998     1997      1998      1997
-----------                                           -----    -----    ------    ------
               Domestic
      $   9    Commercial, industrial and financial   $  38    $   8    $  65     $  33
         (1)   Commercial real estate                     0        0       (2)       (5)
               Consumer-related loans:
          1    Residential mortgages                      2        2        6         4
          6    Credit card                                5       25       36        92
          1    Home equity                                2        2        6         8
         13    Other                                     13       15       56        96
      -----                                           -----    -----    -----     -----
         29                                              60       52      167       228
               International
          7    Commercial                                34        1      130        26
               Consumer-related loans:
          6    Credit card                                5        2       15         8
         17    Other                                     14        5       52        17
      -----                                           -----    -----    -----     -----
         30                                              53        8      197        51
      -----                                           -----    -----    -----     -----
      $  59    Total                                  $ 113    $  60    $ 364     $ 279
      =====                                           =====    =====    =====     =====

Common Dividend

     The Corporation's Board of Directors approved today an increase in the quarterly dividend on common stock to 32 cents from 29 cents per share, payable on February 26, 1999 to stockholders of record on February 8, 1999.

The Corporation

     BankBoston, with assets of $73.5 billion and some 25,000 employees, is the nation's oldest commercial bank and New England's only global bank. BankBoston is engaged in consumer, small business, and corporate banking in New England; delivering sophisticated financial solutions to corporations and governments nationally and internationally; and full service banking in leading Latin American markets. The Corporation's common stock is listed on the New York and Boston stock exchanges.



                              ************

     This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from estimates. These risks and uncertainties include, among other things, (1) significant changes in general economic conditions, both domestic and international, including the impact of recent events in Brazil and the Asian economic crisis on the economies of the United States, Latin American countries and other countries in which the Corporation does business; (2) the impact of market and economic conditions on debt, equity and emerging markets and trade-related revenues; (3) sharp changes in credit quality, interest rates and foreign exchange rates; and (4) the Corporation's ability and resources, in both its domestic and international operations, to execute its articulated business strategies and manage risks associated with integration of acquisitions, expansion plans and the Year 2000 issue.









                                     (more)

                           Consolidated Balance Sheet
(dollars in millions)

       September 30                                                        December 31
       ------------                                                   ----------------------
               1998                                                    1998        1997
               ----                                                   -------     -------
                        Assets
                          Securities:
            $11,988         Available for sale                        $12,075     $ 9,946
                516         Held to maturity                              459         537

             45,747     Loans and lease financing                      42,806      43,980
               (740)    Reserve for credit losses                        (754)       (712)
            -------                                                   -------     -------
             45,007       Net loans and lease financing                42,052      43,268

              4,401     Other earning assets                            5,733       5,442
             11,922     Cash and other nonearning assets               13,194      10,075
            -------                                                   -------     -------
            $73,834       Total Assets                                $73,513     $69,268
            =======                                                   =======     =======

                        Liabilities and Stockholders' Equity
            $46,420       Deposits                                    $48,500     $45,761
             14,873       Funds borrowed                               12,016      12,865
              4,436       Notes payable                                 4,593       2,941
              2,395       Other liabilities                             2,592       2,344
                          Guaranteed preferred beneficial interests
                            in corporation's junior subordinated
                995         debentures                                    995         747
            -------                                                   -------     -------
             69,119       Total Liabilities                            68,696      64,658
            -------                                                   -------     -------

                        Stockholders' Equity
                  0       Preferred equity                                  0         278
              4,715       Common equity                                 4,817       4,332
            -------                                                   -------     -------
              4,715         Total Stockholders' Equity                  4,817       4,610
            -------                                                   -------     -------
                            Total Liabilities and Stockholders'
            $73,834         Equity                                    $73,513     $69,268
            =======                                                   =======     =======

                           Selected Average Balances


      Quarter Ended                                                     Quarters Ended                   Twelve Months Ended
      -------------                                                     --------------                   -------------------
       September 30                                                        December 31                           December 31
       ------------                                                     --------------                        --------------
               1998                                                1998           1997                   1998           1997
               ----                                             -------        -------                -------        -------
                       Assets
            $45,069      Loans and lease financing              $45,731        $43,242                $44,683        $42,383
             11,692      Securities                              12,171         10,538                 11,419          9,741
             62,869      Total earning assets                    64,204         59,554                 62,392         57,708
             72,501      Total assets                            75,331         68,092                 72,200         65,263
                       Liabilities and Stockholders' Equity
             37,334      Interest bearing deposits               40,535         35,834                 38,063         34,922
              7,205      Noninterest bearing deposits             6,854          8,418                  7,715          7,931
            -------                                             -------        -------                -------        -------
             44,539        Total deposits                        47,389         44,252                 45,778         42,853
              5,149      Notes payable (1)                        5,477          3,524                  4,698          3,382
             56,906      Total interest bearing liabilities      59,291         52,088                 56,032         50,168
              4,734      Common stockholders' equity              4,769          4,202                  4,629          4,227
              4,772      Total stockholders' equity               4,769          4,480                  4,777          4,667

(1) Amounts include guaranteed beneficial interests in Corporation's junior subordinated debentures.

                        Consolidated Statement of Income

(dollars in millions, except per share amounts)

    Quarter Ended                                                            Quarters Ended      Twelve Months Ended
     September 30                                                               December 31              December 31
-----------------                                                    ----------------------    ---------------------
             1998                                                         1998         1997         1998        1997
-----------------                                                    ---------    ---------    ---------    --------
         $1,409.6    Interest income                                  $1,439.6     $1,341.5     $5,576.9     $5,164.1
            784.7    Interest expense                                    780.7        720.0      3,050.3      2,735.5
         --------                                                     --------     --------     --------     --------
            624.9      Net interest revenue                              658.9        621.5      2,526.6      2,428.6
             60.0    Provision for credit losses                         120.0         40.0        380.0        200.0
         --------                                                     --------     --------     --------     --------
                       Net interest revenue after provision
            564.9      for credit losses                                 538.9        581.5      2,146.6      2,228.6
         --------                                                     --------     --------     --------     --------
                     Noninterest income:
            222.8      Financial service fees                            294.5        195.7        877.0        663.0
             82.3      Trust and agency fees                              82.4         74.8        326.1        283.0
           (52.1)      Trading profits and commissions                    19.0         (8.6)        (2.6)        58.3
             16.6      Securities portfolio gains, net                   (12.2)        27.4         40.6         79.5
            115.5      Other income                                      216.8        119.1        791.0        479.3
         --------                                                     --------     --------     --------     --------
            385.1        Total noninterest income                        600.5        408.4      2,032.1      1,563.1
         --------                                                     --------     --------     --------     --------
                     Noninterest expense:
            384.4      Salaries                                          390.9        283.0      1,373.1      1,064.7
             64.1      Employee benefits                                  68.2         56.3        256.5        214.2
             58.3      Occupancy expense                                  62.9         51.3        231.4        203.8
             40.8      Equipment expense                                  45.9         38.4        166.5        146.0
            238.0      Other expense                                     248.0        171.5        882.6        695.2
         --------                                                     --------     --------     --------     --------
            785.6        Total noninterest expense                       815.9        600.5      2,910.1      2,323.9
         --------                                                     --------     --------     --------     --------

            164.4    Income before income taxes                          323.5        389.4      1,268.6      1,467.8
             59.4      Provision for income taxes                        116.6        154.7        476.6        588.6
         --------                                                     --------     --------     --------     --------
         $  105.0    NET INCOME                                       $  206.9     $  234.7     $  792.0     $  879.2
         ========                                                     ========     ========     ========     ========


                     Net Income Per Common Share:
         $    .35      Basic                                          $    .70     $    .79     $   2.66     $   2.86
         $    .35      Diluted                                        $    .70     $    .78     $   2.64     $   2.82
         $    .29    Dividends Paid Per Common Share                  $    .29     $    .26     $   1.16     $    .99

                     Average number of common shares, in thousands:
          294,379      Basic                                           294,774      290,482      293,873      295,918
          296,361      Diluted                                         296,755      294,618      296,663      300,080

         $     .7    Preferred dividends                              $      0     $    4.4     $    9.4     $   31.7


                              Number of Employees

                                     Dec. 31       Sept. 30       Dec. 31
                                        1998           1998          1997
                                     -------       --------       -------
  Full time equivalent employees      24,500         24,800        21,500

                                   Other Data

(dollars in millions, except per share amounts)


 Quarter Ended                                                                      Quarters Ended             Twelve Months Ended
 -------------                                                                      --------------             -------------------
  September 30                                                                         December 31                     December 31
  ------------                                                                         -----------                     -----------
          1998                                                                      1998      1997                 1998       1997
          ----                                                                   -------   -------              -------    -------
                   Return on average total assets (annualized):
           .57%      Based on actual net income                                     1.09%     1.37%                1.10%      1.35%
          1.07%      Based on core net income                                       1.09%     1.37%                1.22%      1.35%
                   Return on average common equity (annualized):
          8.75%      Based on actual net income                                    17.21%    21.74%               16.91%     20.05%
         16.29%      Based on core net income                                      17.21%    21.74%               18.85%     20.05%

       $ 629.6     Net interest revenue, fully taxable equivalent basis           $668.2    $631.1             $2,549.6   $2,453.0
          3.97%    Consolidated net interest margin                                 4.13%     4.20%                4.09%      4.25%
          3.75%    Domestic net interest margin (estimated)                         3.64%     4.30%                3.90%      4.36%
          4.47%    International net interest margin (estimated)                    5.34%     3.97%                4.50%      3.98%

  September 30                                                                            December 31
  ------------                                                                            -----------
          1998                                                                      1998         1997
          ----                                                                  --------     --------
                   Common stockholders' equity:
      $  4,715     Common stockholders' equity                                  $  4,817     $  4,332
       294,596     Common shares outstanding, in thousands                       294,972      145,707
                   Per common share:
      $  16.01       Book value                                                 $  16.33     $  14.87
         33.00       Market value                                                  38.94        46.97

                   Capital ratios/regulatory capital:
          5.38%    Tangible common equity ratio                                     5.54%        5.81%
                   Risk-based capital ratios:                                   Estimate
           7.0%      Tier 1 capital ratio (minimum required 4.00%)                   7.2%         8.0%
          11.3%      Total capital ratio (minimum required 8.00%)                   11.8%        12.1%
           6.8%    Leverage ratio                                                    6.7%         7.4%
      $  4,906     Tier 1 capital                                               $  5,020     $  4,971
         7,902    Total capital                                                    8,238        7,519
        69,733    Total risk-adjusted assets                                      69,842       62,216

                           Reserve for Credit Losses
(dollars in millions)

 Quarter Ended                                                                      Quarters Ended             Twelve Months Ended
 -------------                                                                      --------------             -------------------
  September 30                                                                         December 31                     December 31
  ------------                                                                         -----------                     -----------
          1998                                                                      1998      1997                 1998       1997
          ----                                                                   -------   -------              -------    -------
       $ 733.9     Beginning balance                                             $ 740.0   $ 729.1              $ 711.6    $ 883.3

          60.0     Provision for credit losses                                     120.0      40.0                380.0      200.0
           5.0     Reserve of acquired companies                                     6.6       2.7                 25.7        2.7
           0.0     Reserves of companies sold                                        0.0       0.0                  0.0      (94.7)

         (78.8)    Credit losses                                                  (132.9)    (83.2)              (441.4)    (366.4)
          19.9     Recoveries                                                       19.8      23.0                 77.6       86.7
       -------                                                                   -------   -------              -------    -------
         (58.9)      Net credit losses                                            (113.1)    (60.2)              (363.8)    (279.7)
       -------                                                                   -------   -------              -------    -------

       $ 740.0     Ending balance                                                $ 753.5   $ 711.6              $ 753.5    $ 711.6
       =======                                                                   =======   =======              =======    =======

          1.62%    Reserve as a % of loans and leases                               1.76%     1.62%                1.76%      1.62%
       =======                                                                   =======   =======              =======    =======

           202%    Reserve as a % of nonaccrual loans                                201%      222%                 201%       222%
       =======                                                                   =======   =======              =======    =======